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Altiris, Inc.
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Symantec To Acquire Altiris

Forward Looking Statements This presentation contains forward-looking statements regarding the financial and business results of Symantec and Altiris, including statements of expectations regarding consummation of the merger, projected growth for computing devices, benefits to Symantec from combining the Altiris and Symantec businesses and cost savings opportunities for the combined company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause each company's actual results, levels of activity, performance or achievements to differ materially from results expressed in or implied by this presentation, including, among others: whether the companies can successfully develop new products and the degree to which these gain market acceptance; the sustainability of recent growth rates, particularly in consumer products; the anticipation of the growth of certain market segments; the positioning of the companies' products in those segments; the competitive environment in the software industry; general market conditions; acquisition-related risks, particularly risks relating to integrating the two companies; fluctuations in currency exchange rates; and changes to operating systems and product strategy by vendors of operating systems. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec's Form 10-K for the year ended March 31, 2006, and in its Form 10-Q for the quarter ended September 29, 2006, and of Altiris's Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended September 30, 2006, each filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this presentation.

GAAP to Non-GAAP Reconciliation In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Symantec and Altiris report non-GAAP financial results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which can be found in the exhibits at the end of this presentation and on the investor relations websites of Symantec and Altiris. Symantec's non-GAAP information excludes amortization of all acquisition-related intangibles, restructuring charges and certain stock- based compensation expenses. In addition, Symantec's combined non- GAAP financial results include the historical results for Symantec and Veritas for comparative fiscal periods, deferred revenue that has been eliminated from Symantec's GAAP results as part of the purchase accounting for the acquisition of Veritas, and adjustments related to the fair value of the assets acquired and liabilities assumed as part of the acquisition, and exclude certain non-GAAP expenses, net of tax. Altiris non-GAAP information excludes amortization of acquired core technology, amortization of intangible assets, restructuring charges and stock-based compensation expenses, net of tax.

Strategic Rationale Leverages core competitive strengths The most secure endpoint is a well-managed endpoint A shared focus on the endpoint (desktops, laptops, servers, converged devices) Complementary channels Targets same IT buyer Strengthens SME presence Respective OEM partnerships with HP and Dell are complementary Capitalizes on future technology trends Virtualization, Intel vPro, mobile devices, Software-as-a-service

Endpoint Security and Compliance Endpoint Management The Most Secure Endpoint Is A Well-Managed Endpoint

Why Is The Endpoint Important To Symantec? Protecting Infrastructure Protecting Information Protecting Interactions The endpoint is a critical component of IT infrastructure; virtualization and mobile device growth will increase endpoint proliferation The endpoint is a main point of vulnerability and data leakage The endpoint is the primary portal to the enterprise Type of Interaction and Communication Pervasiveness of Connectivity

Number Of Endpoints Are Proliferating 15 10 5 300 200 100 Desktops Laptops Servers Mobile Devices In millions In millions In millions CAGR = 9.9% CAGR = 11.5% CAGR = 29.1% 300 200 100 400 Source: IDC, Worldwide Virtual Machine Software 2006-2010 Forecast, September 2006, Doc #203213, IDC, Worldwide Converged Mobile Device 2006-2010 Forecast Update: December 2006, Doc #204830, IDC, Worldwide Handheld Device 2006-2010 Forecast Update: December 2006, Doc #204804, IDC, Worldwide Mobile Phone 2006-2010 Forecast Update: July 2006, Doc #202769

Symantec and Altiris: A Total Endpoint Solution Best-in-class endpoint management suite Leverages core competitive strengths of Symantec (security and compliance) and Altiris (discover, remediate and manage) Limited direct competition from centralized systems vendors Identify Analyze threats Identify exposure Prioritize risks Protect Update signatures Issues patches Block attacks Repair Disinfect Deploy updates Backup / recover Enforce Scan endpoints Quarantine endpoints Track compliance

Real World Example: A New Threat Is Discovered



Identify
Protect
Repair
Enforce
Identify
Analyze threats
Identify exposure
Prioritize risks

- **Vulnerable endpoints identified**
  - Symantec DeepSight provides visibility
  - Altiris CMDB identifies exposure
  - Potential configuration conflicts analyzed



Vulnerable endpoints
CMDB

9

The Threat Is Contained Protect Repair Enforce Identify Protect Update signatures Issues patches Block attacks Signatures and patches delivered Symantec signatures updated Patches applied via Altiris infrastructure Ongoing protection from multiple attack vectors

Endpoint Is Immunized Protect Repair Enforce Identify Repair Disinfect Deploy updates Backup / recover Disinfection and software updates Symantec Client Security "disinfects" endpoints Altiris delivers critical updates Virtualization simplifies deployment CMDB updated

Policy Enforcement Keeps The Network Safe Protect Repair Enforce Identify Enforce Scan endpoints Quarantine endpoints Track compliance New policy is enforced Symantec Control Compliance Suite and Symantec endpoint compliance technology Altiris Task Manager asset and workflow management Vulnerable machines are quarantined Network is kept safe

Procurement Deployment Production Retirement Asset Discovery License Management Deployment / Configuration Packaging And QA Software Distribution Security and Compliance Patch Management Backup / Recovery Asset Tracking Problem Resolution Migration Software Updates Strong Product Fit Altiris Workflow and CMDB (Service & Asset Management Suite) Applications Virtualization Operating System CPU (Intel vPro) Client Management (Client Management Suite) Service/Help Desk (Service Desk Solution) Server Management (Server Management Suite) Virtualization (SVS and virtual systems management) Endpoint Security (Antivirus, Client Security) Compliance Management (Control Compliance Suite / endpoint compliance technology) Backup and Recovery (Backup Exec) Archiving (Enterprise Vault) Endpoint Symantec Migration Securing and Managing the Endpoint

Distribution Synergies Targets same IT buyers Security and IT administration functions are converging Strengthens Symantec's SME focus Complementary channel strengths Additional products through the Symantec channel worldwide Synergistic OEM relationships Additional account penetration through direct sales

Capitalizes On Future Technology Trends Virtual desktop environments Virtual systems proliferation Altiris enables management of virtual desktops Altiris' SVS revolutionizes desktop application management Virtualized applications streamline operations and reduce support costs Mobile endpoints Mobile device proliferation Mobile devices need to be managed Software-as-a-service Altiris products are "service-enabled" for on-premise or on- demand delivery

The Endpoint is the New Perimeter Common CMDB and Management Infrastructure Data Center Endpoints Mobile Laptops Thick Client Desktops Virtual Desktops Mobile Devices Applications Data and Storage Pervasive Network

Deal Structure $33 per share, or approx. $830 million, net of cash acquired 100% cash financed from current sources of liquidity The transaction is expected to close during the second calendar quarter of 2007 This transaction is expected to be accretive to Symantec's FY08 operating plan Financial Terms Altiris stockholder approval Regulatory and other customary approvals Conditions New business unit led by Greg Butterfield, CEO of Altiris Operational Structure

Trailing Twelve Month Income Statement(a) (a) Symantec trailing twelve month results (TTM) ended December 31, 2006. Altiris TTM results ended September 30, 2006. (*) These are non-GAAP results. Both companies provide GAAP as well as non-GAAP results. Please see the appendix for GAAP to non-GAAP reconciliation for each company. Revenue $5,180* M $215 M Gross Profit $4,336* M $170 M Gross Margin 83.7*% 79.3% Operating Income $1,425* M $33* M Operating Margin 27.5*% 15.3*% Net Income $1,033* M $25* M

Identified Cost Savings G&A cost savings Public company costs Facilities consolidation Duplicative systems R&D cost savings Rationalize product offerings Common development efforts Distribution synergies Leverage Symantec's global presence

Balance Sheet(a) Symantec results are as of December 31, 2006. Altiris results are as of September 30, 2006. (*) These are non-GAAP results. Symantec provides GAAP as well as non-GAAP results. Please see the appendix for GAAP to non-GAAP reconciliation of deferred revenue. Cash and Short-Term Investments $2,978 M $177 M Deferred Revenue $2,489* M $61 M Debt $2,100 M $2 M DSOs 51 76 Headcount 17,396 965

Trailing Twelve Month Cash Flow Statement(a) (a) Symantec trailing twelve month results (TTM) ended September 30, 2006. Altiris TTM results ended September 30, 2006. Depreciation & Amortization $775 M $15 M Stock Compensation $105 M $10 M Cash Flow From Operations $1,621 M $31 M Capital Expenditures $304 M $4 M

Summary The most secure endpoint is a well-managed endpoint Symantec and Altiris leverage respective competitive strengths Symantec: endpoint security, compliance and backup Altiris: endpoint management and remediation Combined, we create the most comprehensive endpoint suite available Complementary channel strengths through VARs, SIs, and OEMs Focus on the SME segment We expect this transaction to be accretive to our FY08 operating plan

Appendix

Symantec Statement of Operations Reconciliation NET REVENUES: NET REVENUES: Twelve Months Ended 12/31/06 (In thousands) (Unaudited) GAAP net revenues $5,072,759 Fair value adjustment to Veritas deferred revenue (A) 107,043 Non-GAAP net revenues $5,179,802 GROSS PROFIT: GROSS PROFIT: GAAP gross profit $3,869,874 Fair value adjustment to Veritas deferred revenue (A) 107,043 Amortization of acquired product rights (B) 346,229 Stock-based compensation (D) 12,982 Gross profit adjustment 466,254 Non-GAAP gross profit $4,336,128 OPERATING EXPENSES: OPERATING EXPENSES: GAAP operating expenses $3,263,119 Executive incentive bonuses (C) (9,195) Stock-based compensation (D) (115,263) Acquired in-process research and development (H) (1,100) Restructuring (E) (23,904) Integration (F) (587) Amortization of other intangible assets (G) (201,916) Operating expense adjustment (351,965) Non-GAAP operating expenses $2,911,154 OPERATING INCOME: OPERATING INCOME: GAAP operating income $606,755 Gross profit adjustment 466,254 Operating expense adjustment 351,965 Non-GAAP operating income $1,424,974 NET INCOME (LOSS): NET INCOME (LOSS): GAAP net income $450,760 Gross profit adjustment 466,254 Operating expense adjustment 351,965 Income tax effect on non-GAAP adjustments (J) (219,261) Gain on sale of building (I) (16,768) Non-GAAP net income $1,032,950 NOTES: The above information reflects the financial results of Symantec Corporation. Symantec acquired Veritas Software Corporation on July 2, 2005. The results of operations of Veritas have been included in the Symantec results of operations beginning on July 2, 2005. NOTES: The above information reflects the financial results of Symantec Corporation. Symantec acquired Veritas Software Corporation on July 2, 2005. The results of operations of Veritas have been included in the Symantec results of operations beginning on July 2, 2005.

Symantec Statement of Operations Reconciliation Footnotes The non-GAAP financial measures included in the table above are non-GAAP net revenue, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: business combination accounting entries, expenses related to acquisitions, stock-based compensation expense, restructuring charges and charges related to the amortization of other intangible assets, and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below. The non-GAAP financial measures included in the table above are non-GAAP net revenue, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: business combination accounting entries, expenses related to acquisitions, stock-based compensation expense, restructuring charges and charges related to the amortization of other intangible assets, and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below. (A) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results. (A) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results. (B) Amortization of acquired product rights. The amounts recorded as amortization of acquired product rights arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business. (B) Amortization of acquired product rights. The amounts recorded as amortization of acquired product rights arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business. (C) Executive incentive bonuses. Consists of bonuses related to the Veritas acquisition and executive sign-on bonuses for newly hired executives. We exclude these amounts because they arise from prior acquisitions and other infrequent events and we believe they are not directly related to the operation of our business. Executive incentive bonuses were allocated as follows: (C) Executive incentive bonuses. Consists of bonuses related to the Veritas acquisition and executive sign-on bonuses for newly hired executives. We exclude these amounts because they arise from prior acquisitions and other infrequent events and we believe they are not directly related to the operation of our business. Executive incentive bonuses were allocated as follows: (in thousands) Sales and marketing $ 1,850 Research and development 3,268 General and administrative 4,077 Total executive incentive bonuses $ 9,195 (D) Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with APB 25 and SFAS 123(R) pre and post adoption of SFAS 123(R) on April 1, 2006, respectively. We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. Stock-based compensation was allocated as follows: (D) Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with APB 25 and SFAS 123(R) pre and post adoption of SFAS 123(R) on April 1, 2006, respectively. We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. Stock-based compensation was allocated as follows: (in thousands) Cost of revenues $ 12,983 Sales and marketing 47,773 Research and development 48,778 General and administrative 18,712 Total stock-based compensation expenses $ 128,246 (E) Restructuring. These amounts arise from severance, benefits, outplacement services, and excess facilities resulting from our company restructurings and we believe they are not directly related to the operation of our business. (E) Restructuring. These amounts arise from severance, benefits, outplacement services, and excess facilities resulting from our company restructurings and we believe they are not directly related to the operation of our business. (F) Integration. Consists of expenses incurred for consulting services and other professional fees associated with the integration activities for our acquisition of Veritas. These expenses arose from a specific prior acquisition and we believe they are not directly related to the operation of our business. Operating expenses for the nine months ended December 31, 2006 did not include integration expenses. For the three months ended March 31, 2006 integration expenses were allocated to General and administrative expense. (F) Integration. Consists of expenses incurred for consulting services and other professional fees associated with the integration activities for our acquisition of Veritas. These expenses arose from a specific prior acquisition and we believe they are not directly related to the operation of our business. Operating expenses for the nine months ended December 31, 2006 did not include integration expenses. For the three months ended March 31, 2006 integration expenses were allocated to General and administrative expense. (G) Amortization of other intangible assets. The amounts recorded as amortization of other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business. (G) Amortization of other intangible assets. The amounts recorded as amortization of other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business. (H) Acquired in-process research and development. The amounts recorded as acquired in-process research and development arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business. (H) Acquired in-process research and development. The amounts recorded as acquired in-process research and development arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business. (I) Gain on sale of assets. During the September 2006 quarter, we sold our Milpitas land and buildings for a gain. We exclude the gain on sale of the building because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business. (I) Gain on sale of assets. During the September 2006 quarter, we sold our Milpitas land and buildings for a gain. We exclude the gain on sale of the building because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business. (J) Income tax effect on non-GAAP adjustment items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income. (J) Income tax effect on non-GAAP adjustment items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

Symantec Deferred Revenue Reconciliation DEFERRED REVENUE: DEFERRED REVENUE: December 31, 2006 (In thousands) (Unaudited) GAAP Deferred Revenue GAAP Deferred Revenue $ 2,462,522 Add back: Add back: Fair value adjustment to Veritas deferred revenue (*) 25,448 Non-GAAP Deferred Revenue (**) Non-GAAP Deferred Revenue (**) $ 2,487,970 (*) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results. (*) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results. (*) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results. (**) We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with the adjusting item as described above. (**) We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with the adjusting item as described above. (**) We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with the adjusting item as described above.

Altiris Statement of Operations Reconciliation Twelve Months Ended 9/30/06 (In thousands) (Unaudited) Revenue Revenue 214,595 Gross Profit Gross Profit 170,128 GAAP Operating Income GAAP Operating Income 11,213 Add back: Add back: Amortization of acquired core technology 7,301 Amortization of intangible assets 3,990 Restructuring charges 166 Stock-based compensation 10,076 Non-GAAP Operating Income Non-GAAP Operating Income 32,747 GAAP Net Income GAAP Net Income 8,361 Add back: Add back: Amortization of acquired core technology 7,301 Amortization of intangible assets 3,990 Restructuring charges 166 Stock-based compensation 10,076 Tax effect (4,621) Non-GAAP Net Income Non-GAAP Net Income 25,273

Additional Information and Where You Can Find It Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the transaction. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the transaction, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the "SEC") at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042. Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris' stockholders with respect to the transaction. A description of any interests that these officers and directors have in the transaction will be available in the proxy statement. In addition, Symantec may be deemed to have participated in the solicitation of proxies from Altiris' stockholders in favor of the approval of the Agreement. Information concerning Symantec's directors and executive officers is set forth in Symantec's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on July 25, 2006, Annual Report on Form 10-K for fiscal 2006 and Current Report on Form 8-K filed on January 22, 2007. These documents are available free of charge at the SEC's web site at www.sec.gov or by going to Symantec's Investor Relations page on its corporate website at www.symantec.com.

Thank You Copyright (c) 2007 Symantec Corporation. All rights reserved. Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners. This document is provided for informational purposes only and is not intended as advertising. All warranties relating to the information in this document, either express or implied, are disclaimed to the maximum extent allowed by law. The information in this document is subject to change without notice.